EXHIBIT 99.3

                     ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                          ANALYSIS OF CONTRACT REVENUES

                               AND DRILLING COSTS
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2000

                                   (Unaudited)



                                                     CONTRACT DRILLING
                                                    AND MANAGEMENT COSTS
                                  CONTRACT
                                  REVENUES
                                  --------------------------------------------
                                           (In Millions)

ATWOOD FALCON                     $ 10.1                    $ 2.1

ATWOOD HUNTER                        8.3                      3.5

SEAHAWK                              5.9                      1.8

ATWOOD EAGLE                         5.0                      2.4

ATWOOD SOUTHERN CROSS                4.3                      3.4

VICKSBURG                            2.9                      1.5

OTHER                                1.1                      2.6
                                --------                     ----

                                  $ 37.6                    $17.3
                                  ======                    =====